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Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 27, 2001 relating to the financial statements and financial statement schedule, which appears in NIKE Inc.'s Annual Report on Form 10-K for the year ended May 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
January 22, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS